Exhibit 3.3

Articles of Continuance

Business Corporations Act

Section 188

This information is collected in accordance with the Business Corporations Act. It is required to convert an extra-provincial corporation to an Alberta corporation for the purpose of issuance of a certificate of continuance. Collection is authorized under s. 33(a) of the Freedom of Information and Protection of Privacy Act. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta).

1.	Name of Corporation

ADVEN INC.

2.	The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

See attached Schedule of Share Capital.

3.	Restrictions on share transfers (if there are no restrictions, enter “NONE”):

The transfer of shares is restricted in accordance with the other rules or provisions of these articles.

4.	Number, or minimum and maximum number of directors:

Minimum of One (1); Maximum of Ten (10)

5.	If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restrictions (if there are no restrictions, enter “NONE”):

None

6.	Other rules or provisions (if there are no restrictions, enter “NONE”):

See attached Schedule of Other Provisions.

7.	If a change of name is effected, indicate previous name:

Nano Innovations Inc.

8.	Current Extra-Provincial Registration (if applicable):

Corporation’s Name on Alberta Extra-Provincial Registration	Alberta Corporate Access Number

9.	Current Jurisdiction Information

Name (if different from the corporation’s name as stated above) Nano Innovations Inc.	Registration Number in Current Jurisdiction BC1140815

Jurisdiction British Columbia	Date of Formation in Current Jurisdiction (yyyy-mm-dd) 2017-11-9

10.	Authorized Representative/Authorized Signing Authority for the Corporation

Steele, Ronald, Michael	Chief Financial Officer
Last Name, First Name, Middle Name (optional)	Relationship to Corporation

Telephone Number(optional)	Email Address (optional)

2022-07-25	/s/ R. Michael Steele
Date of submission (yyyy-mm-dd)	Signature

SCHEDULE OF SHARE CAPITAL

The Corporation is authorized to issue:

(a)	one class of shares, to be designated as “Common Shares”, in an unlimited number; and

(b)	one class of shares, to be designated as “Preferred Shares”, issuable in series, in an unlimited number;

such shares having attached thereto the following rights, privileges, restrictions and conditions:

A.	Common Shares

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)	the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation; and

(iii)	subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.

B.	Preferred Shares

The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)	the Preferred Shares may at any time and from time to time be issued in one or more series as designated by the directors of the Corporation, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)	subject to the provisions of the Business Corporations Act (Alberta), the directors of the Corporation may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares, including, but without limiting or restricting the generality of the foregoing:

a.	the rate or amount of dividends (whether cumulative, non-cumulative or partially cumulative) and the dates and places of payment thereof,

b.	the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium)

c.	the terms and conditions of any conversion or exchange rights,

d.	the terms and conditions of any share purchase plan or sinking fund,

e.	restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company, and

f.	any voting rights and restrictions attached to the series of Preferred Shares;

or alter any such special rights or restrictions, but no such special right or restriction shall contravene the provisions of this Schedule of Share Capital.

(iii)	The holders of Preferred Shares shall be entitled, on the liquidation or dissolution of the Corporation, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common Shares or any other shares of the Company ranking junior to the Preferred Shares with respect to repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred Share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of Preferred Shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.

(iv)	The directors of the Corporation are hereby authorized to issue any shares of any series of Preferred Shares designated by the directors at and for such consideration as be determined by resolution of the directors of the Corporation

C.	Dividends

The holders of the shares, or any series thereof need not rank equally nor be treated equally in the declaration or payment of dividends and the Board of Directors shall have full and absolute discretion to declare and pay dividends to the holders of one or more classes of shares, or any series thereof, to the exclusion of the other classes of shares, or any series thereof, and in different amounts to the holders of different classes of shares, or any series thereof; provided that all dividends paid on any particular class of shares, or any series thereof, shall be paid in proportion to the number of shares of such class, or any series thereof, that are held by each shareholder.

SCHEDULE OF OTHER PROVISIONS

1. Until such time as the Corporation is a “public company”, no holder of securities of the Corporation (other than non-convertible debt securities of the Corporation) is entitled to transfer any securities without either:

(a)	if the transfer of such securities is restricted by any security holders’ agreement, complying with such restrictions in such agreement; or

(b)	if there are no such restrictions, either:

(i)	the approval of the directors of the Corporation expressed by a resolution passed by the directors at a meeting of the board of directors or by a resolution in writing signed by all of the directors of the Corporation; or

(ii)	the approval of (A) the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote on that resolution expressed by a resolution passed at a meeting of the holders of such shares, or (B) all of the holders of shares of the Corporation entitling the holders thereof to vote on that resolution expressed by a resolution in writing signed by all of the holders of such shares.

For the purposes hereof, “public company” means a company that

(a)	is a reporting issuer,

(b)	is a reporting issuer equivalent,

(c)	has registered its securities under the Securities Exchange Act of 1934 of the United States of America,

(d)	has any of its securities, within the meaning of the Securities Act (Alberta), traded on or through the facilities of a securities exchange, or

(e)	has any of its securities, within the meaning of the Securities Act (Alberta), reported through the facilities of a quotation and trade reporting system;

2. The Corporation is entitled to a lien on any share registered in the name of a shareholder or the shareholder’s legal representative for a debt of that shareholder to the Corporation.

3. A holder of a fractional share is entitled to exercise voting rights and to receive dividends in respect of such fractional share.

4. Subject to the Business Corporations Act (Alberta), the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of the additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

Notice of Agent for Service/Change of Agent for

Service for Alberta and Extra-provincial Corporation

Business Corporations Act

Sections 20.1, 20.2, 280 and 288

This information is collected, used and may be publicly disclosed in accordance with s. 33(a,c), 39(1)(a,c) and 40(1)(c,e,f) of the Freedom of Information and Protection of Privacy Act; the Business Corporations Act and the Common Business Number Act. It is required to register or update an Alberta or extra- provincial corporation’s agent for the purpose of notice and service. Questions can be directed to the Service Alberta Contact Centre at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta)

1. Name of Corporation	2. Alberta Corporate Access Number	3. business Number (optional)
ADVEN INC.	2024479715

4. Agent for Service: (Select the appropriate option)

☒	Appointment of primary agent for service

☐	Change of primary agent for service

☐	Appointment of alternate agent for service

☐	Change of alternative agent for service

☐	Resignation of		as
Name of Agent for Service

Date of Resignation yyyy-mm-dd

5. The corporation has appointed	Gregory McIlwain	of	McMillan LLP
	Name of Individual		Firm Name (Optional)

as the Corporation’s primary agent for Service.

Dated of Appointment yyyy-mm-dd:

6.	Full Address of Agent for Service

Street Address/Legal Land Description/Mailling Address__________________City or Town__________Province_____________Postal Code
1700, 421 – 7th Avenue SW, Calgary, Alberta T2P 4K9

Email Address Annual.returns@mcmillan.ca

7.	Consent to act as Agent for Service

Gregory James McIlwain	has consented to act as the agent for service of above named corporation.
Name of Agent for Service

8.	Authorized Representative/Authorized Signing Authority for the Corporation

DATE	SIGNATURE	TITLE
/s/ R. Michael Steele
July 25th 2022	R. Michael Steele	Chief Financial Officer

Notice of Address or

Notice of Change of Address

Business Corporations Act

Section 20

This information is collected in accordance with the Business Corporations Act. It is required to register or update an Alberta corporation’s address for the purpose of notice and service. Collection is authorized under s. 33(a) of the Freedom of Information and Protection of Privacy Act. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta).

1.	Name of Corporation	2. Corporate Access Number
	ADVEN INC.	2024479715

3.	Address of Registered Office

1700, 421 – 7th Avenue SW Calgary, Alberta T2P 4K9

4.	Records Address

1700, 421 – 7th Avenue SW Calgary, Alberta T2P 4K9

5.	Address for Service by Mail (if different from Item 3)

Post Office Box Only	City / Town	Province	Postal Code

6.	Email Address

Annual.returns@mcmillan.ca

7.	Authorized Representative/Authorized Signing Authority for the Corporation

DATE	SIGNATURE	TITLE
/s/ R. Michael Steele
Jul 25, 2022	R. Michael Steele	Chief Financial Officer

1. Name of Corporation	2. Corporate Access Number	3. Business Number (optional)
ADVEN INC.	2024479715

4.	The following person(s) were appointed director(s) of the corporation:

Last Name	Given Names	Mailing Address	Appointment Date

5.	The following person(s) ceased to hold office as director(s) of the corporation:

Last Name	Given Names	Mailing Address	Cessation Date

6.	As of this date, the director(s) of the corporation are:

Last Name	Given Names	Mailing Address
Johannson	Arni	600 - 1819 Bellevue Avenue West Vancouver, British Columbia, V7V 1B2
Meekison	John	6379 Argyle Avenue West Vancouver, British Columbia, V7W 2E5
Yuan	Yanguang	#109, 2770 - 3rd Street N.E. Calgary, Alberta, T2A 2L5
Chen	Weixing	3231 Tredger Close N.W. Edmonton, Alberta, T6R 3T6
Chong	Philip	50 Melham Court Toronto, Ontario, M1B 2E5
Ombach	Grzegorz	Rotkappchenstr. 88 81739 Munich, Germany

7.	Authorized Representative/Authorized Signing Authority for the Corporation:

DATE	SIGNATURE	TITLE

R. Michael Steele
July 25, 2022	/s/ R. Michael Steele	Chief Financial Officer